UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 23, 2022

The J. M. Smucker Company
(Exact Name of Registrant as Specified in Charter)

Ohio	001-05111	34-0538550
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

One Strawberry Lane
Orrville,	Ohio	44667-0280
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (330) 682-3000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common shares, no par value	SJM	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;         Compensatory Arrangements of Certain Officers.

(b)    On June 23, 2022, The J. M. Smucker Company (the “Company”) issued a press release announcing that, effective August 17, 2022, Richard K. Smucker will retire as the Executive Chairman of the Board of Directors (the “Board”), and Mark T. Smucker, President and Chief Executive Officer and a Director of the Company, will succeed Richard K. Smucker and become the Chair of the Board, President, and Chief Executive Officer of the Company. Richard K. Smucker will remain an employee of the Company until his retirement on October 9, 2022. If Richard K. Smucker is re-elected to the Board at the Company’s annual meeting of shareholders to be held on August 17, 2022, he will continue to serve as a Director, and he will be compensated as a non-employee Director for the remainder of the Company’s fiscal year 2023 following his retirement as an employee of the Company on October 9, 2022.

The Company also announced that Timothy P. Smucker will be retiring from the Board at the expiration of his current term on August 17, 2022. At such time, the Board will appoint him to a new Chairman Emeritus role for an initial one-year term, and the Company will enter into a Chairman Emeritus Agreement with him, pursuant to which he will be entitled to (i) administrative resource and office support, (ii) reimbursement of reasonable business expenses, and (iii) an annual cash retainer of $100,000 payable in quarterly installments. The purpose of the Chairman Emeritus position is to permit the Company to continue to benefit from the participation and input of the Chairman Emeritus after such person has ceased to be a Director. The Chairman Emeritus will receive notice of and may participate in Board meetings but will generally not attend Board sessions that are limited to independent Directors only. In addition, the Chairman Emeritus will not be entitled to vote and will not be counted for quorum purposes at Board or Committee meetings.

(e)    In connection with the transition noted above, Mark T. Smucker’s base salary and incentive plan targets will be adjusted to reflect his increased responsibilities.
Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 23, 2022, the Board approved and adopted an amendment (the “Amendment”) to the Company’s Amended Regulations (the “Regulations”). The Amendment amends Article II, Section 1 of the Regulations to fix the number of Directors of the Company at 12 until the next annual meeting of shareholders to be held on August 17, 2022 and to thereafter fix such number of Directors at 11. The Amendment became effective on June 23, 2022.

The foregoing is a summary of the Amendment and is qualified in its entirety by reference to the full text of the Regulations. A copy of the Regulations is attached to this Current Report on Form 8-K as Exhibit 3.1 and is incorporated herein by reference.
Item 8.01    Other Events.

A copy of the press release issued by the Company, dated June 23, 2022, announcing these organizational changes is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference into this Item 8.01.

A copy of the form of Chairman Emeritus Agreement, which the Company will enter into with Timothy P. Smucker at the expiration of his current term as a Director on August 17, 2022, is attached to this Current Report on Form 8-K as Exhibit 99.2 and is incorporated by reference into this Item 8.01.
Item 9.01    Financial Statements and Exhibits.

(d)Exhibits

Exhibit	Exhibit Description
3.1	Amended Regulations of The J. M. Smucker Company.
99.1	Press Release issued by The J. M. Smucker Company, dated June 23, 2022.
99.2	Form of Chairman Emeritus Agreement.
104	The cover page of this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE J. M. SMUCKER COMPANY

By:	/s/ Jeannette L. Knudsen
Name: Jeannette L. Knudsen
Title: Chief Legal and Compliance Officer and Secretary

Date: June 23, 2022